[LETTERHEAD OF DDK & COMPANY LLP]


                                                       January 23, 1997


Mr. Jan Goldberg, CFO
Modern Medical Modalities Corporation
95 Madison Avenue - Suite 301
Morristown, New Jersey 07960

Dear Mr. Goldberg:

     This is to confirm that the client-auditor relationship between Modern Medical Modalities Corporation and Subsidiaries (Commission File No. 0-23416) and DDK & Company LLP has ceased.


                                       Sincerely,

                                       DDK & COMPANY LLP



                                       /s/ Richard S. Klinghoffer

                                       Richard S. Klinghoffer, Partner

cc:  Office of the Chief Accountant
     SECPS Letter File
     Mail Stop 9-5
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549